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                                   Exhibit 1.A.(1)
ITT HARTFORD [Letterhead]


                                  CERTIFICATION

     I, Bruce D. Gardner, Secretary of Hartford Insurance Company, hereby certify that the attached is a true copy of a resolution adopted by the Board of Directors of said Company on September 21, 1992.



                                                  /s/ Bruce D. Gardner
                                                  ------------------------------
                                                       Secretary


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                         HARTFORD LIFE INSURANCE COMPANY

                              CONSENT OF DIRECTORS



The undersigned, being all of the Directors of Hartford Life Insurance Company ("Company"), hereby consent to the following actions in lieu of a quarterly meeting.

OFFICER ELECTIONS

Resolved, that the following named individuals are hereby elected to the office of the Company set forth opposite their names to serve at the pleasure of the Board or until the next annual meeting or until their successor is elected:

          Howard A. York                Executive Vice President &
                                        Chief Investment Officer
          David A. Hall                 Senior Vice President & Actuary
          Juliana B. Dalton             Vice President
          Kevin L. Kirk                 Vice President
          Andrew W. Kohnke              Vice President
          Morris W. Kutcher             Vice President
          William H. Panning            Vice President
          Patrick D. McCabe             Assistant Vice President
          William P. Meaney             Assistant Vice President
          Jill A. Fields                Assistant Vice President
          Tracy T. Eccles               Assistant Vice President
          Luis F. Londono               Assistant Vice President
          John D. Wiggin                Assistant Vice President
          Gerald M. Lambert             Assistant Vice President
          Craig D. Raymond              Assistant Vice President
          Timothy M. Fitch              Assistant Vice President
          Ann M. de Raismes             Assistant Vice President
          Robert F. Nolan               Assistant Vice President
          Lizabeth L. H. Zlatkus        Assistant Vice President
          John R. Obermeier, III        Actuary
          Stephen J. Rulis              Associate Actuary
          Victor A. Bertolozzi, Jr.     Assistant Actuary
          David S. Mogul                Assistant Actuary


VARIABLE LIFE AUTHORITY - MICHIGAN

RESOLVED, that Company is hereby authorized to establish the standards of conduct for the Company, its officers, directors, employees and affiliates with respect to investments of variable life insurance separate accounts and variable life insurance operations.

FURTHER RESOLVED, unless otherwise approved in writing by a commissioner in advance of the transaction, with respect to variable life insurance separate accounts, the Company or affiliate thereof shall not:

1. Sell to, or purchase from, any such separate account established by the insurer any securities or other property, other than variable life insurance policies.


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HARTFORD LIFE INSURANCE COMPANY
1992 THIRD QUARTER CONSENT OF DIRECTORS
PAGE 2


2. Purchase, or allow to be purchased for any such separate account, any securities of which the insurer or an affiliate is the issuer.

3. Accept any compensation, other than a regular salary or wages from such insurer or affiliate, for the sale or purchase of securities to or from any such separate account other than as provided in 6.c. below.

4. Engage in any joint transaction, participation, or common undertaking whereby such insurer or an affiliate participates with such a separate account in any transaction in which an insurer or any of its affiliates obtains an advantage in the price or quality of the item purchased, in the service received, or in the cost of such service and the insurer or any of its other affiliates is disadvantaged in any of these respects by the same transaction.

5. Borrow money or securities from any such separate account other than under a policy loan provision.

6. No provision of this resolution shall be construed to prohibit any of the following:

     a. The investment of separate account assets in securities issued by 1 or more investment companies registered pursuant to the Investment Company Act of 1940 which is sponsored or managed by the insurer or an affiliate, and the payment of investment management or advisory fees on such assets.

     b. The combination of orders for the purchase or sale of securities for the Company, an affiliate thereof, any separate accounts, or any 1 or more of them, which is for their mutual benefit or convenience so long as any securities so purchased or the proceeds of any sale thereof are allocated among the participants on some predetermined basis expressed in writing which is designed to assure the equitable treatment of all participants.

     c. Company or an affiliate to act as a broker or dealer in connection with the sale of securities to or by such separate account; however, any commission fee or remuneration charged therefor shall not exceed minimum broker's commission established for any such transaction by any national securities exchange through which such transaction could be effected or such charges prevailing for arm's length transactions in the ordinary course of business in the community where such transaction is effected.

ESTABLISHMENT OF SEPARATE ACCOUNT

RESOLVED, that the Company is hereby authorized to establish a separate account designated Separate Account VL I in accordance with state insurance laws and to issue variable life insurance contracts with reserves for such contracts being segregated in such separate account.


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HARTFORD LIFE INSURANCE COMPANY
1992 THIRD QUARTER CONSENT OF DIRECTORS
PAGE 3


RESOLVED, that the Officers of the Company are hereby authorized and directed to take all actions necessary to:

     1. Designate or redesignate the Accounts as such Officers deem appropriate;

     2. Comply with applicable state and federal laws and regulations applicable to the establishment and operation of the Account;

     3. Establish, from time to time, the terms and conditions pursuant to which interests in the Accounts will be sold to contract owners; and

     4. Establish all procedures, standards and arrangements necessary or appropriate for the operation of the Accounts.

DISCONTINUANCE OF SEPARATE ACCOUNT Y

RESOLVED, that, the discontinuance of Separate Account Y effective July 1, 1992 at 12:00 p.m. EDT (noon) and the transfer of any remaining assets in Separate Account Y to the Company's General Account is hereby ratified.

FURTHER RESOLVED, that the Officers of the Company are hereby authorized and directed to take all actions necessary to effect this discontinuance.



/s/ Edward N. Bennett                        /s/ Donald R. Frahm
- -----------------------------------          -----------------------------------
Edward N. Bennett                            Donald R. Frahm


/s/ John P. Ginnetti                         /s/ Larry K. Lance
- -----------------------------------          -----------------------------------
John P. Ginnetti                             Larry K. Lance


/s/ David J. McDonald                        /s/ Lowndes A. Smith
- -----------------------------------          -----------------------------------
David J. McDonald                            Lowndes A. Smith


/s/ Michael S. Wilder                        /s/ Howard A. York
- -----------------------------------          -----------------------------------
Michael S. Wilder                            Howard A. York


                           /s/ Donald J. Znamierowski
                           ----------------------------
                             Donald J. Znamierowski

Dated:  September 30, 1992